                                                                    EXHIBIT 10.2


                           SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (hereafter "Second Amendment") is made and entered into this 10th day of August, 1999, by and between WALTON SEATTLE INVESTORS I, L.L.C., a Delaware limited liability company as Landlord, and N2H2, INC., a Washington corporation, as Tenant.

                                    RECITALS

     A. Landlord and Tenant have entered into that certain Office Lease dated March 12, 1999, as amended by the First Amendment to Lease dated June 16, 1999 (as amended, the "Lease"), whereby Landlord has leased to Tenant and Tenant has leased from Landlord approximately 30,071 rentable square feet, excluding the Temporary Premises, known as Suite 3400, as more particularly shown on Exhibit A-1 ("Initial Premises"), in that certain building located at 900 Fourth Avenue, Seattle, Washington 98164 ("Building").

     B. Landlord and Tenant desire to further amend certain terms and conditions of the Lease and to lease additional space on the 36th floor of the Building and to subject the additional space to the terms and conditions of the Lease as set forth in this Second Amendment.

     C. All capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Lease.

     NOW, THEREFORE, in consideration of the mutual covenants and conditions stated herein, Landlord and Tenant hereby modify, amend and supplement the Lease and agree as follows:

1. ADDITIONAL PREMISES. Tenant hereby leases from Landlord and Landlord hereby leases to Tenant approximately 12,908 rentable square feet on the 36th floor as highlighted on attached Exhibit A-2 ("Additional Premises"). The Additional Premises shall be added to and hereby made a part of the Initial Premises for a total of 42,979 rentable square feet ("Leased Premises") and are subject to all of the terms, covenants, and conditions of the Lease.

2. TERM OF LEASE: The term of this Lease shall be for seventy-three (73) months.

3.   INITIAL PREMISES COMMENCEMENT DATE.

     a. The commencement date for the 33rd and the 34th floors shall mean April 1, 1999 ("Commencement Date").

     b. The commencement date for the 35th floor shall mean the date which is the earlier (i) Substantial Completion of the Tenant Improvements described in Exhibit B of the Lease, Work Letter Agreement, and the tender of possession of the Premises to Tenant; (ii) The date that Tenant opens for business on the 35th floor; or (iii) November 1, 1999. ("35th Floor Commencement Date").

4. ADDITIONAL PREMISES COMMENCEMENT DATE. The commencement date for the Additional Premises shall mean the date which is the earlier of (i) Substantial Completion of the Tenant Improvements described in the 36th Floor Work Letter Agreement attached hereto as Exhibit B, if any, and the tender of possession of the Premises to Tenant; (ii) The date that Tenant opens for business on the 36th floor; or (iii) May 1, 2000 ("36th Floor Commencement Date").

5. TERMINATION OPTION. The Option to Terminate the Lease on the 33rd floor, as defined in Section 1, of Exhibit C of the Lease, is hereby deleted. As of November 1, 1999, overages above the Tenant Allowance of $42,550.00 from the 33rd floor shall be amortized into the rental rate at an interest rate of 12% over the term of the lease (66 months). The overage, $21,456.88, as amortized shall add $445.67 per month to the Base Rent.

6. BASE RENT: Section 1.1) of the Lease shall be replaced in its entirety with the following:

     Rent Schedule:........................................................Total Base Rent
     4/1/99 through 35th Floor Commencement Date (at latest 10/31/99):.....$ 25,933.46
     35th Floor Commencement Date through 12/31/99:........................$ 56,605.36
     1/1/00 through 36th Floor Commencement Date (at latest 4/30/00):......$ 57,215.89
     36th Floor Commencement Date through 10/31/00:........................$ 88,679.14
     11/1/00 through 12/31/00:.............................................$102,391.42
     1/1/01 through 12/31/02:..............................................$104,897.34
     1/1/02 through 12/31/02:..............................................$108,478.92
     1/1/03 through 12/31/03:..............................................$112,060.50
     1/1/04 through 11/30/04:..............................................$115,426.95
     12/1/04 through 4/30/05:..............................................$120,428.71

 7. ADDITIONAL PREMISES TENANT IMPROVEMENTS. The tenant improvements for the Additional Premises are set forth in Exhibit B, attached hereto.

 8. ADDITIONAL PREMISES PRO RATA SHARE. In addition to the Pro rata Share set forth in Section 1.i) of the Lease, the Additional Premises Pro rata Share shall be 2.41%.

 9. ADDITIONAL PREMISES BASE YEAR. As of January 1, 2001, Tenant shall, in addition to all other sums due under this Lease, pay Landlord an amount equal to Tenant's Additional Premises Pro rata Share of Taxes and Operating Expenses, as defined in Section 6.a) and 6.b) of the Lease, for the Additional Premises, in excess of the amount of Taxes and Operating Expenses paid by Landlord during the 2000 base year ("Additional Premises Base Year").

10. TOTAL SECURITY DEPOSIT. Section 1.p) and Section 3. of Exhibit C are replaced in their entirety by the following:

      As material consideration for Landlord to enter into this Lease, Tenant shall provide additional funds of $35,000.00 no later than July 30, 1999 for a total security deposit of $80,000.00 and additional funds of $37,000.00 no later than December 30, 2000 for a total security deposit of $117,000.00.

11.   PARKING: Section 1.q) is hereby replaced with the following:

      Fifteen (15) stalls upon Commencement increasing on the 35th Floor Commencement Date to twenty-seven (27) stalls and increasing on the 36th Floor Commencement Date to thirty-nine (39) stalls.

12. RIGHT OF FIRST REFUSAL. Provided that Tenant is not in default of its Lease obligations and has been current in its rental payments in the prior twelve months, Landlord shall provide a Right of First Refusal for the entire 37th floor, subject to the existing leases, ("First Refusal Space") until April 31, 2000. During this period, prior to entering into a commitment with a third party for the leasing of the 37th floor, Tenant shall be given written notice thereof. The notice shall contain an offer by Landlord to lease the 37th floor at a price and upon terms that Landlord has negotiated with a third party. Tenant shall have the right to lease the First Refusal Space by agreeing in writing within five (5) business days to match the terms agreed upon between the Landlord and the third party. If, within five (5) business days after receipt of Landlord's notice, Tenant agrees in writing to lease the First Refusal Space, Landlord and Tenant will execute a lease agreement for the First Refusal Space within ten (10) business days after Landlord's receipt of Tenant's notice of intent to lease on all the same terms as the notice, and other matters dependent upon the size of the premises, such as Tenant's Pro rata Share and Security Deposit. If Tenant does not deliver its notice of intent to lease the First Refusal Space or portion of the First Refusal Space offered in Landlord's notice within such five business (5) day period, or if Landlord and Tenant do not enter into a fully executed lease amendment for the First Refusal Space or such portion within such ten (10) day period, then this right of first opportunity to lease the First Refusal Space or portion of the First Refusal Space will lapse and be of no further effect and Landlord will have the right to lease the First Refusal Space or such portion of the First Refusal Space to a third party on the same or any other terms and conditions, whether or not such terms and conditions are more or less favorable than those offered to Tenant. This right of first offer to lease the First Refusal Space is personal to N2H2, Inc. and is not transferable.

13. RIGHT OF FIRST OFFER. As of and after May 1, 2000, upon written notice by Tenant, landlord shall provide a Right of First Offer to expand onto the entire 37th floor ("First Offer Space") at the then market rate for a five year term. Provided Tenant is not in default of the Lease and has been current in its rental payments in the prior twelve months, Tenant shall have the right ("Right of First Offer") to lease the entire 37th floor of the Building adjacent to the Premises as it may be available. Available space is hereby defined as space that is not leased or otherwise encumbered by options to an existing tenant. So long as the space is available, Tenant may at any time approach Landlord to lease space at the then current market terms. At Tenant's written request, Landlord shall deliver the proposed rent and other terms and conditions upon which Landlord is willing to lease the First Offer Space ("Space Offer"). The Space Offer shall include the following: (i) the description of the offered space; (ii) the interior improvements, if any, Landlord is willing to construct; (iii) the method of payment for any such improvements; (iv) the Base Rent during the remainder of the Extended Term, and the formula (if different from the provisions of the Lease or this Second Amendment) to be used to determine any Additional Rent or other additional charges; (v) any other business terms Landlord elects to specify or on which Tenant requests Landlord's position. Tenant shall keep all terms of the Space Offer confidential and shall not disclose to any person or entity other than Tenant's representatives and consultants (who shall agree to keep the information confidential and be provided only such information as is necessary to perform their services) any terms of the Space

          Offer without the prior written consent of Landlord. For a period of ten (10) days after Landlord's delivery of the Space Offer, Tenant may elect to take the subject space upon the terms and conditions of this Lease, (except those inconsistent with the terms of the Space Offer in which case the terms of the Space Offer shall govern). If Tenant does not notify Landlord that it elects to take the space within the ten
          (10) day period, then Tenant's Right of First Offer to lease such space shall terminate and Landlord may lease such space to any third party.

14. REVISED LETTER OF CREDIT. As material consideration for Landlord to enter into this Lease, Tenant shall provide, by July 30, 1999, an Irrevocable Standby Letter of Credit equal to $315,000.00 issued in favor of Landlord by a U.S. commercial bank acceptable to Landlord in Landlord's reasonable discretion as security for Tenant's performance of its monetary obligations under the Terms of this Lease ("Revised Letter of Credit"). The Revised Letter of Credit shall be in a form acceptable to Landlord for a term of five (5) years and five (5) months but Landlord shall allow a release of funds from the Revised Letter of Credit such that the total amount remaining is equal to $200,000.00 from April 30, 2002 to April 29, 2003 and $100,000.00 from
          April 30, 2003 to the end of the Lease Term. Landlord shall be entitled to draw on such Revised Letter of Credit as often as necessary to cure any of Tenant's monetary defaults under the Lease. The use or application of the Revised Letter of Credit or any portion thereof shall not prevent Landlord from exercising any other right or remedy provided hereunder or under any Law including the right to evict the Tenant pursuant to RCW 59.12., and shall not be construed as liquidated damages or a cure or waiver of any default by Tenant. In the event the Revised Letter of Credit is reduced by such use or application, Tenant shall deposit with the above bank issuing the Revised Letter of Credit within ten (10) days after written notice, an amount sufficient to restore the full amount of the Revised Letter of Credit.

15. 34th AND 35th FLOOR RESTROOM RENOVATION. Landlord shall renovate the elevator lobby restrooms on the 34th and 35th floors to the new Building Standard at the same time as the 35th floor tenant improvements, unless such renovations will cause, in Landlord's opinion, a delay in the substantial completion of those improvements, in which case the renovations will start after substantial completion of the 35th floor improvements.

16. COOLING TOWER OPERATION AND MAINTENANCE. On the following terms and conditions, Landlord grants to Tenant a non-exclusive license to connect to and use the designated cooling tower located as of the date hereof on the rooftop of the Building (the "Cooling Tower") for the purpose of providing additional cooling to the Premises.

          a. Landlord shall recondition the existing Cooling Tower to operate up to its original design capacity and repair and reroute the piping to the 34th floor as soon as is practical after the execution of this Second Amendment. It shall be Tenant's responsibility to inspect and approve Landlord's work prior to taking responsibility for the Cooling Tower.

          b. Access to the Cooling Tower shall be provided via a separate pipe system refurnished in a manner approved by Landlord. All work performed by Landlord and Tenant hereunder shall be subject to the provisions of this Lease related to alterations and improvements to the Premises, including, without limitation, the provisions of Section 10 of the Lease.

          c. Tenant's use of the Cooling Tower shall be limited to the Premises only.

          d. Tenant shall be responsible for the purchase, installation and maintenance of the individual HVAC units located with the Leased Premises. Such units shall be separately metered. If now, or in the future, Tenant shall require heating, ventilation or air conditioning in excess of that which Landlord shall be required to provide under the Lease, Tenant shall provide such additional heating, ventilation or air conditioning through separate HVAC units at the Premises connected to the Cooling Tower, at Tenant's sole expense.

          e. Landlord shall engage a qualified third party maintenance contractor to provide routine maintenance and repair of the Cooling Tower. Selection of the contractor and the terms of any service contract shall be subject to Tenant's reasonable approval. To the extent required by Tenant's sole use of the Cooling Tower, Tenant shall pay any and all costs, including but not limited to maintenance, electrical, water and sewer charges, chemical treatment, fuel, tank permits, testing and repair costs associated with the Cooling Tower, which are incurred in connection with the operation, maintenance or repair of the Cooling Tower or at the direction of Tenant.

          f. Tenant assumes and accepts any and all risk of loss, liability and expense caused to Tenant and/or other tenants in the Building, arising by the failure of the Cooling Tower to function for any reason and for any damage to Tenant and/or other tenants in the Building caused by leaks on the roof or in the pipeline. Tenant shall add a certificate to its insurance to cover the operation and maintenance liability of the Cooling Tower and forward a copy of the certificate for Landlord's files.

        g. Tenant accepts the Cooling Tower in its current condition, "AS IS, WHERE IS" and Landlord makes no warranties or representations as to the function, reliability, fitness for a particular purpose or useful life of the Cooling Tower.

        h. Landlord may use available capacity from the Cooling Tower and/or may permit other Building tenants to do so only to the extent that such use does not interfere with Tenant's use of the Cooling Tower for the purposes of and in the capacity set forth above. If Landlord or another Building tenant connects to the Cooling Tower, the overall maintenance and repair costs shall be allocated on a pro rata basis between Tenant and other users based on the number of tons of cooling allocated to the parties.

        i. Landlord shall have no responsibility to maintain or repair the Cooling Tower, Landlord shall not be liable for damages arising from the failure of the Cooling Tower to function and/or any delay in the Cooling Tower furnishing cooling to Tenant, nor shall the temporary failure or interruption of service be construed as an eviction of Tenant or relieve Tenant from the duty of observing and performing any provisions of the Lease.

        j. Landlord shall have the right to relocate the Cooling Tower at its sole expense at any time during the Term of this Lease, provided that Landlord shall bear all expenses which might be required in order for Tenant to connect to and use the Cooling Tower as relocated by Landlord.

        k. Except as expressly set forth above, with the exception of a management fee of 5% of the costs to operate the Cooling Tower, Tenant shall not be charged any fee or rent for access to and use of the Cooling Tower. The rights and obligation set forth in this Section shall terminate as of the date of Lease termination.

17. NO CONFLICT. Except as modified by this Second Amendment, the terms and conditions of the Lease shall remain in full force and effect. In the event of any conflict between the terms of this Second Amendment and the Lease, this Second Amendment shall govern and control the intent and agreement of the parties.

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment to Lease as of the date first set forth above.


LANDLORD:                               TENANT:

WALTON SEATTLE INVESTORS I, L.L.C.,     N2H2, Inc.,
a Delaware limited liability company    a Washington corporation, as Tenant

    By: Walton Street Real Estate Fund I, L.P.,
        a Delaware limited partnership,
        Manager

        By: Walton Street Managers I, L.P.,
            a Delaware limited partnership,
            General Partner

            By: WSC Managers I, Inc.,
                a Delaware corporation,
                General Partner

                By: /s/ DOUGLAS J. WELKER,      By: /s/ JOHN F. DUNCAN,
                   -------------------------       ---------------------------
                   Douglas J. Welker,              John F. Duncan,
                   Vice-President                  CFO/COO

                                  NOTARY PAGE


STATE OF ILLINOIS       )
                        )  :ss.
COUNTY OF COOK          )


I certify that I know or have satisfactory evidence that the person appearing before me and making this acknowledgement is the person whose true signature appears on this document.

On this 7th day of September, 1999, before me personally appeared DOUGLAS J. WELKER, to me known to be the VICE PRESIDENT of WSC MANAGERS I, INC., a Delaware corporation, the corporation that executed the within and foregoing instrument as GENERAL PARTNER of WALTON STREET MANAGERS I, L.P., a Delaware limited partnership, the GENERAL PARTNER of WALTON STREET REAL ESTATE FUND I, L.P., a Delaware limited partnership, the MANAGER OF WALTON SEATTLE INVESTORS I, L.L.C., a Delaware limited liability company, the company joint venture that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said joint venture, for the uses and purposes therein mentioned, and on oath stated that he/she was authorized to execute said instrument.

WITNESS my hand and seal hereto affixed the day and year first above written.


        ["OFFICIAL SEAL"]                       /s/ SUSAN A. RUSHFORD
        SUSAN A. RUSHFORD                       ------------------------------
NOTARY PUBLIC, STATE OF ILLINOIS                    Susan A. Rushford
 MY COMMISSION EXPIRES 8/16/2000                ------------------------------
                                                [Type or Print Name]

                                                Notary Public in and for the
                                                State of Illinois residing at
                                                     Chicago
                                                ------------------------------

                                                My Appointment Expires:
                                                8/16/2000
                                                ------------------------------


STATE OF WASHINGTON      )
                         )   :ss.
COUNTY OF KING           )


On this 17th day of August, 1999, before me personally appeared JOHN F. DUNCAN to me known to be the/a CFO/CFO of N2H2, INC., the corporation that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he/she was authorized to execute the said instrument and that the seal affixed, if any, is the corporate seal of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.


       [RUTH M ALFORD]
     [NOTARY PUBLIC SEAL]                       /s/ RUTH M. ALFORD
                                                ------------------------------
NOTARY PUBLIC, STATE OF WASHINGTON                  Ruth M. Alford
                                                ------------------------------
                                                [Type or Print Name]

                                                Notary Public in and for the
                                                State of Washington residing
                                                at Seattle
                                                ------------------------------

                                                My Appointment Expires:
                                                05/29/02
                                                ------------------------------

                                  EXHIBIT A-1


                                INITIAL PREMISES

                                   24TH FLOOR

                     (Floor plans showing Premises shaded)










                                   33RD FLOOR

                     (Floor plans showing Premises shaded)











                                              Exhibit A-1 continued on next page

                                   35TH FLOOR

                     (Floor plans showing Premises shaded)

                                  EXHIBIT A-2


                              ADDITIONAL PREMISES

                                   36TH FLOOR

                     (Floor plans showing Premises shaded)



                                   [DIAGRAM]

                                   EXHIBIT B

                        36TH FLOOR WORK LETTER AGREEMENT


      THIS 36TH FLOOR WORK LETTER AGREEMENT is entered into as of the 10th day of August, 1999, by and between WALTON SEATTLE INVESTORS I, L.L.C., a Delaware limited liability company ("Landlord") and N2H2, Inc., a Washington corporation ("Tenant").


                                   RECITALS:

      A. Concurrently with the execution of this 36th Floor Work Letter Agreement, Landlord and Tenant have entered into a lease (the "Lease") covering certain premises (the "Additional Premises") more particularly described in Exhibit A-2 above.

      B. In order to induce Tenant to enter into the Lease (which is hereby incorporated by reference to the extent that the provisions of this 36th Floor Work Letter Agreement may apply thereto) and in consideration of the mutual covenants hereinafter contained, Landlord and Tenant hereby agree as follows:

1. TENANT IMPROVEMENTS. Reference herein to "Tenant Improvements" shall include all work to be done in the Additional Premises pursuant to the Tenant Improvement Plans described in Section 3. below, including, but not limited to, partitioning, doors, ceilings, floor coverings, wall finishes (including paint and all covering), electrical (including lighting, switching, outlets, etc.), telephones, plumbing, heating, ventilation and air conditioning, fire protection, glazing and relites, cabinets and other millwork.

2. COMPLETION SCHEDULE. Within ten (10) days after the space planning meeting for the 36th floors set out below, Landlord shall deliver to Tenant, for Tenant's review and approval, a schedule (the "Work Schedule") setting forth a timetable for the planning and completion of the installation of the Tenant Improvements to be constructed in the Additional Premises, and the Commencement Date for the term of the Lease. The Work Schedule shall set forth each of the various items of work to be done by or approval to be given by Landlord and Tenant in connection with the completion of the Tenant Improvements. Such Work Schedule shall be submitted to Tenant for its approval and, upon approval by both Landlord and Tenant, such Work Schedule shall become the basis for completing the Tenant Improvement work. If Tenant shall fail to approve the Work Schedule, as it may be modified after discussion between Landlord and Tenant, within fifteen (15) working days after the date such Work
      Schedule is first received by Tenant, and such failure leads to a delay in the Substantial Completion of the Tenant Improvements beyond the Commencement Date determined in the Section 3. of the Second Amendment, the rent obligation for the 36th floor shall commence on May 1, 2000 regardless of the delay.

3. 36TH FLOOR TENANT IMPROVEMENT PLANS. As soon as is practical after August 1, 1999, but no later than September 31, 1999, Tenant agrees to meet with Landlord's architect and/or space planner for the purpose of preparing a space plan for the layout of the 36th floor. Based on such space plan, Landlord's architect shall prepare final working drawings and specifications for the Tenant Improvements. Such final working drawings and specifications may be referred to herein as the "Tenant Improvement Plans." The Tenant Improvement Plans must be consistent with Landlord's standard specifications (the "Standards") for tenant improvements for the Building, as the same may be changed from time to time by Landlord. Tenant shall be solely responsible for the suitability of the design and function of the Tenant Improvements for Tenant's needs and business.

4. NON-STANDARD TENANT IMPROVEMENTS. Landlord shall permit Tenant to deviate from the Standards for the Tenant Improvements; provided that (a) the deviations shall not be of a lesser quality than the Standards; (b) the total lighting for the Additional Premises shall not exceed 1.20 watts per rentable square foot; (c) the deviations conform to the applicable governmental regulations and necessary governmental permits and approvals have been secured; (d) the deviations do not require building service beyond the level normally provided to other tenants in the Property and do not overload the floors; and (e) Landlord has determined in its sole discretion that the deviations are of a nature and quality that are consistent with the overall objectives of the Landlord for the Property.

5. FINAL PRICING AND DRAWING SCHEDULE. After the preparation of the space plan and after Tenant's written approval thereof, in accordance with the Work Schedule, Landlord shall cause its architect to prepare and submit to Tenant the final working drawings and specifications referred to in
     Section 3. hereof. Such working drawings shall be approved by Landlord and Tenant in accordance with the Work Schedule and shall thereafter be submitted to the appropriate governmental body by Landlord's architect for plan checking and the issuance of a building permit. Landlord, with Tenant's cooperation, shall cause to be made any changes in the plans and specifications necessary to obtain the building permit. Concurrent with the plan checking, Landlord shall have prepared a final pricing for Tenant's approval, in accordance with the Work Schedule, taking into account any modifications which may be required to reflect changes in the plans and specifications required by the City or County in which the Additional Premises are located. After final approval of the working drawings, no further changes to the Tenant Improvement Plans may be made without the prior written approval from both Landlord and Tenant, and then only after agreement by Tenant to pay any excess costs resulting from the design and/or construction of such changes. Tenant hereby acknowledges that any such changes shall be subject to the terms of
     Section 7. hereof.

6. CONSTRUCTION OF TENANT IMPROVEMENTS. After the Tenant Improvement Plans have been prepared and approved, the final pricing has been approved and a building permit for the Tenant Improvements has been issued, Landlord shall enter into a construction contract with its contractor for the installation of the Tenant Improvements in accordance with the Tenant Improvement Plans. Landlord shall supervise the completion of such work and shall use its best efforts to secure substantial completion of the work in accordance with the Work Schedule. The cost of such work shall be paid as provided in Section
     7. hereof. Landlord shall not be liable for any direct or indirect damages as a result of delays in construction beyond Landlord's reasonable control, including, but not limited to, acts of God, inability to secure governmental approvals or permits, governmental restrictions, strikes, availability of materials or labor or delays by Tenant (or its architect or anyone performing services on behalf of Tenant).

7.   PAYMENT OF COST OF THE TENANT IMPROVEMENTS.

     a) Landlord hereby grants to Tenant a "Tenant Allowance" of up to Two Hundred Eighty-four Thousand Dollars ($284,000.00) towards improvements on the 36th Floor (as defined below). Such Tenant Allowance shall be used only for:

          i) Payment of the cost of preparing the space plan and the final working drawings and specifications, including mechanical, electrical, plumbing and structural drawings and of all other aspects of the Tenant Improvement Plans. The Tenant Allowance will not be used for the payment of extraordinary design work not included within the scope of Landlord's building standard improvements or for payments to any other consultants, designers or architects other than Landlord's architect and/or space planner.

          ii) The payment of plan check, permit and license fees relating to construction of the Tenant Improvements.

          iii) Except as provided in Section 8. below, construction of the Tenant Improvements, including, without limitation, the following:

               a)

               b) Installation within the Additional Premises of all partitioning, doors, floor coverings, ceilings, wall coverings and painting, millwork and similar items.

               c) All electrical wiring, lighting fixtures, outlets and switches, and other electrical work to be installed within the Additional Premises.

               d) The furnishing and installation of all duct work, terminal boxes, diffusers and accessories required for the completion of the heating, ventilation and air conditioning systems within the Additional Premises, including the cost of meter and key control for after-hour air conditioning.

                    e) Any additional Tenant requirements including, but not limited to, odor control, special heating, ventilation and air conditioning, noise or vibration control or other special systems.

                    f) All fire and life safety control systems such as fire walls, sprinklers, halon, fire alarms, including piping, wiring and accessories installed within the Additional Premises.

                    g) All plumbing, fixtures, pipes and accessories to be installed within the Additional Premises.

                    h)   Testing and inspection costs.

                    i)   Tenant required ACM costs.

                    j) Contractor's fees, including but not limited to any fees based on general conditions.

                    k) Demolition of any existing build-out inconsistent with the Tenant Improvement Plans.

                    l) Construction Management Fee of Five percent (5%) of the total cost of the Tenant Improvements.

                    m) All other costs to be expended by Landlord in the construction of the Tenant Improvements, including those costs incurred by Landlord for construction of elements of the Tenant Improvements in the Additional Premises, which construction was performed by Landlord prior to the execution of this Lease by Landlord and Tenant (i.e., during or after the construction of the base Building) and which construction is for the benefit of tenants and is customarily performed by Landlord prior to the execution of leases for such space in the Property for reasons of economics (examples of such construction would include the extension of mechanical [including heating, ventilating and air conditioning systems] and electrical distribution systems outside of the core of the Building, wall construction, column enclosures and painting outside of the core of the Building, ceiling hanger wires and window treatment).

          b) The cost of each item shall be charged against the Tenant Allowance. In the event that the cost of installing the Tenant Improvements, as established by Landlord's final pricing schedule, shall exceed the Tenant Allowance, or if any of the Tenant Improvements are not to be paid out of the Tenant Allowance as provided in Section 7.a) above, the excess shall be paid by Tenant to Landlord prior to the commencement of construction of the Tenant Improvements.

               i) In the event that, after the Tenant Improvement Plans have been prepared and a price therefor established by Landlord, Tenant shall require any changes or substitutions to the Tenant Improvement Plans, any additional costs thereof shall be paid by Tenant to Landlord prior to the commencement of such work. Landlord shall have the right to decline Tenant's request for a change to the Tenant Improvement Plans if such changes are inconsistent with Sections 3. and 4. above, or if the change would, in Landlord's opinion, unreasonably delay construction of the Tenant Improvements.

               ii) In the event that the cost of the Tenant Improvements increases as set forth in Landlord's final pricing due to the requirements of any governmental agency, Tenant shall pay Landlord the amount of such increase within five (5) days of Landlord's written notice; provided, however, that Landlord shall first apply toward such increase any remaining balance in the Tenant Allowance.

8. SHELL AND CORE CONDITIONS. Landlord shall pay for any initial expenses due to asbestos-containing materials ("ACM") in the fireproofing. Subsequent to Tenant's occupancy of the Additional Premises and commencement of this Lease, Tenant shall be solely responsible for any future costs related to ACM that arise in conjunction with Tenant's modification of the Additional

     Premises. If, however, asbestos work is required but is not due to any Tenant initiated modification of the Additional Premises, with the exception of work required of Tenant by law or statute, the Landlord shall bear sole responsibility for any such costs. Any ACM related costs associated with the removal of Tenant's Work in Section 10.c) or Tenant's Lines in Section 29.a)i) shall be paid by Landlord.

9. BASE BUILDING IMPROVEMENTS. Landlord, at its sole expense, shall demolish the existing ceiling grid and install a Building-standard sprinkler system and a new 2' x 2' Building-standard grid in the Additional Premises. Landlord shall provide deep cell parabolic light fixtures (up to 144) and new Building-standard diffusers (up to 119) for installation. It shall be Tenant's responsibility to install the ceiling tiles, light fixtures and diffusers in the ceiling grid as part of the tenant improvements.

     Additionally, Landlord, at its sole expense, shall demolish the existing walls and carpet in the Additional Premises as required by the space plan.

10. RESTROOM RENOVATION. Landlord shall renovate the restrooms on the 36th floor to the new Building Standard at the same time as the base building improvements above.

11. PERSONAL PROPERTY. Tenant shall be solely responsible for procuring or installing in the Additional Premises any trade fixtures, equipment, furniture, furnishings, telephone equipment, computer cabling or other personal property (collectively, "Personal Property") to be used in the Additional Premises by Tenant, and the cost of such Personal Property shall be paid by Tenant. Tenant shall conform to the Building's wiring standards in installing any telephone and computer equipment and shall be subject to any and all rules of the site during construction of the Tenant Improvements.

IN WITNESS WHEREOF, this Work Letter Agreement is executed as of the date first above written

LANDLORD:                                   TENANT:

WALTON SEATTLE INVESTORS I, L.L.C.,         N2H2, INC.,
a Delaware limited liability company        a Washington corporation, as Tenant.


  By: Walton Street Real Estate Fund I, L.P.,
      a Delaware limited partnership,
      Manager

      By: Walton Street Managers I, L.P.,
          a Delaware limited partnership,
          General Partner

          By: WSC Managers I, Inc.,
              a Delaware corporation,
              General Partner

              By: /s/ DOUGLAS J. WELKER,    By:
                  -----------------------       -----------------------
                  Douglas J. Welker,            John F. Duncan,
                  Vice-President                CFO/COO